Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106, and No. 333-73092) of infoUSA, Inc. of our report dated January 28, 2004, except for Note 15, as to which the date is March 1, 2004, relating to the financial statements of OneSource Information Services, Inc., which appears in this Current Report on Form 8-K/A of infoUSA, Inc.

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 30, 2004